Exhibit 99.1

The Oncology Institute Completes Strategic Refinancing with OrbiMed, Repaying the Outstanding $86 Million Deerfield Convertible Note, Strengthening its Balance Sheet, and Improving Liquidity

CERRITOS, Calif., July 7, 2026 (GLOBE NEWSWIRE) -- The Oncology Institute, Inc. ("TOI") (NASDAQ: TOI), one of the largest value-based oncology groups in the United States, announced today that it has repaid its $86 Million senior secured convertible note with Deerfield Partners through a debt refinancing that includes a new credit facility from OrbiMed.

This transaction is intended to increase liquidity, improve operating flexibility and extend debt maturities. Under the new financing arrangements with OribiMed, TOI repaid the outstanding balance of its $86 million senior secured convertible note with a new $75 million term loan with OrbiMed maturing in 2031 as well as approximately $11 million of cash from the balance sheet without raising additional equity. Daniel Virnich, MD, CEO of TOI, commented, "I'm extremely excited about our new financing relationship with OrbiMed to support this next phase of TOI’s growth and business model refinement. In addition to providing the company with improved liquidity and financial flexibility, this important transaction significantly extends debt maturities and establishes committed funding from a leading healthcare financing institution." Dr Virnich also commented, “We are very pleased that we were able to complete these transactions without diluting our important existing shareholders, and would like to thank Deerfield Healthcare for their many years of support to TOI as both a creditor and existing shareholder.”

"We are pleased to support TOI in its next phase of growth," said Matthew Rizzo of OrbiMed. " We are excited to play a role in TOI’s expansion and development as it continues to scale and drive long term value for its patients and contracted payors."

About The Oncology Institute  (www.theoncologyinstitute.com):

Founded in 2007, The Oncology Institute, Inc. (NASDAQ: TOI) is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 2.0 million patients including clinical trials, transfusions, and other care delivery models traditionally associated with the most advanced care delivery organizations. With over 400 employed and network clinicians and over 100 clinics and network locations of care across five states and growing, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.

Forward Looking Statement

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or TOI’s future financial or operating performance and are often identified by words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “may,” “will,” “estimate,” “continue,” “project,” “target,” or similar expressions.

These forward-looking statements include, without limitation, statements regarding TOI’s growth strategy, liquidity, working capital needs, access to financing (including any asset-based credit facilities), expected operational and financial performance, and market opportunities. These statements are based on current expectations, assumptions, and information available to management and are not guarantees of future performance.

Actual results may differ materially from those expressed or implied in forward-looking statements due to a variety of risks and uncertainties, including, among others: changes in the healthcare regulatory environment; reimbursement and payor dynamics; competitive pressures; TOI’s ability to execute on its growth and value-based care strategy; access to capital and liquidity; and the impact of litigation, government investigations, or other proceedings.

Additional factors that could cause actual results to differ materially are described in TOI’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of TOI’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date made, and TOI undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this communication, except as required by law.

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